UM INVESTMENT TRUST

SUB-ADVISORY AGREEMENT
UM Multi-Strategy Fund

This Sub-Advisory Agreement this Agreement
is entered into as of January 30, 2004 by and
among J.P. Morgan Investment Management Inc.,
a Delaware corporation the Manager,
Cadogan Management, L.L.C., a Delaware
limited liability company the Sub-Adviser
and UM Investment Trust, a Massachusetts
business trust the Trust, on
behalf of its UM Multi-Strategy
Fund the Series.WHEREAS, the Manager
has entered into a Management
Agreement dated January 30, 2004
the Management Agreement with the Trust,
pursuant to which the Manager provides portfolio
management and administrative services to
the Series; WHEREAS, the Management Agreement
provides that
the Manager may delegate any or all of its
portfolio management responsibilities
under the Management Agreement to
one or more sub-advisers; and
WHEREAS, the Manager desires to retain the
Sub-Adviser to render portfolio management
services in the manner and on the terms set
forth in this Agreement.
NOW, THEREFORE, in consideration of the
mutual covenants and agreements set forth
in this Agreement, the Manager and the
Sub-Adviser agree as follows:
1. Sub-Advisory Services.
a. The Sub-Adviser shall, subject to the
supervision of the Manager and in cooperation
with any administrator appointed by the Manager
(the Administrator), manage the investment
and reinvestment of the assets of the Series.
The Sub-Adviser shall manage the Series in
conformity with (1) the investment objectives
policies
and restrictions of the Series set forth
in the Trusts offering memorandum relating
to the Series, (2) any additional policies
or guidelines established by the Manager or
by the Trusts trustees that have been
furnished in writing to the Sub-Adviser
and (3) the provisions of
the Internal Revenue
Code of 1986 (the Code) applicable to
regulated investment companies (as defined
in Section 851 of the Code), all as from time
to time in effect (collectively, the Policies),
and with all applicable provisions of law,
including without limitation all applicable
provisions of
the Investment Company Act of 1940
(the 1940 Act)
and the rules and regulations thereunder.
Subject to the foregoing, the Sub-Adviser is
authorized, in its discretion and without prior
consultation with the Manager, to buy, sell,
lend and otherwise trade in any stocks, bonds
and other securities and investment instruments
(including interests in pooled investment
vehicles) on behalf of the Series, without
regard to the length of time the securities
have been held and the resulting rate of
portfolio turnover; and the majority or the
whole of the Series may be invested in such
proportions of stocks, bonds, other securities
or investment instruments, or cash, as the
Sub-Adviser shall determine.
The Sub-Adviser shall be solely responsible
for ensuring that appropriate due diligence
(including legal due diligence) and analyses
have been performed with respect to each
investment by the Series, and shall be
solely responsible for the adequacy of
such due diligence and analyses.
Notwithstanding the foregoing provisions
of this Section 1.a., however, the Sub-Adviser
shall, upon written instructions from the
Manager, effect such portfolio transactions
for the Series as the Manager shall determine
are necessary in order for the Series
to comply with the Policies.
b. The Sub-Adviser shall furnish
the Manager and the Administrator monthly,
quarterly and annual reports concerning
portfolio transactions and performance
of the Series in such form as may be
mutually agreed upon, and agrees to
assist the Manager from time to time in
estimating the amount of any distributions
that are required to be made by the Series
under the Code and to review the Series
and discuss the management of the
Series with representatives or agents
of the Manager, the Administrator or
the Trust at their reasonable request.
The Sub-Adviser shall permit all books
and records with respect to the Series
to be inspected and audited by the Manager
and the Administrator at all reasonable
times during normal business hours,
upon reasonable notice.  The Sub-Adviser
shall also provide the Manager,
the Administrator or the Trust with
such other information and reports
as may reasonably be requested by
the Manager, the Administrator or
the Trust from time to time,
including without limitation all
material as reasonably may be
requested by the trustees of
the Trust pursuant to Section
15(c) of the 1940 Act.
c. The Sub-Adviser shall provide to
the Manager a copy of the Sub-Advisers
Form ADV as filed with the Securities and
Exchange Commission and as amended from
time to time and a list of the persons
whom the Sub-Adviser wishes to have
authorized to give written and/or
oral instructions to custodians
of assets of the Series.
d. The Sub-Adviser shall maintain
and be bound by a Code of Ethics
satisfying the requirements of Rule 17j-1
under the 1940 Act, and shall provide to
the Trust a current copy of such Code of
Ethics, as amended from time to time
(the Code of Ethics).
2. Obligations of the Manager.
a. The Manager shall provide
(or cause the Trusts custodian to provide)
timely information to the Sub-Adviser
regarding such matters as the composition of
assets in the Series, cash requirements
and cash available for investment in the
Series, and all other information as may
be reasonably necessary for the
Sub-Adviser to perform its
responsibilities hereunder.
b. The Manager has furnished the
Sub-Adviser a copy of the offering
memorandum of the Series and agrees
during the continuance of this Agreement
to furnish the Sub-Adviser copies of
any revisions or supplements thereto
at, or, if practicable, before the
time the revisions or supplements become
effective.  The Manager agrees to furnish
the Sub-Adviser with minutes of meetings
of the trustees of the Trust applicable
to the Series to the extent they may
affect the duties of the Sub-Adviser,
and with copies of any financial
statements or reports made by the
Series to its shareholders,
and any further materials or
information which the Sub-Adviser
may reasonably request to enable
it to perform its functions under
this Agreement.
3. Custodian.  The Manager shall
provide the Sub-Adviser with a
copy of the Series agreement
with the custodian designated to hold
the assets of the Series (the Custodian)
and any modifications thereto
(the Custody Agreement), copies of
such modifications to be provided to the
Sub-Adviser a reasonable time in advance
of the effectiveness of such modifications.
The assets of the Series shall be
maintained in the custody of the
Custodian identified in, and in
accordance with the terms and conditions
of, the Custody Agreement
(or any sub-custodian properly appointed
as provided in the Custody Agreement)
The Sub-Adviser shall have no liability
for the acts or omissions of the Custodian,
unless such act or omission is required by
and taken in reliance upon instructions
given to the Custodian by a
representative of the Sub-Adviser
properly authorized to give such
instructions under the Custody Agreement.
Any assets added to the Series shall be
delivered directly to the Custodian.
4. Expenses.  Except for expenses
specifically assumed or agreed to
be paid by the Sub-Adviser pursuant hereto,
the Sub-Adviser shall not be liable for
any expenses of the Manager or the Trust
including, without limitation,
(a) interest and taxes,
(b) brokerage commissions and
other costs in connection with
the purchase or sale of securities
or other investment instruments with
respect to the Series and
(c) custodian fees and expenses.
The Sub-Adviser will pay its own
expenses incurred in furnishing
the services to be provided by
it pursuant to this Agreement.
5. Compensation of the Sub-Adviser.
As full compensation for all
services rendered, facilities
furnished and expenses borne by
the Sub-Adviser hereunder, the
Manager shall pay the Sub-Adviser
compensation at the annual rate of 0.85% of
the average monthly net assets of the Series
..Such compensation shall be payable monthly
in arrears or at such other intervals,
not less frequently than quarterly,
as the Manager is paid by the Series
pursuant to the Management Agreement.
With respect to any month,
the average net assets of the Series
for such month shall be determined
by averaging the value of the Series
net assets on the last business day
of such month with the value of the
Series net assets on the last business
day of the month immediately
prior to such month.
The Manager may from time to
time waive the compensation
it is entitled to receive from
the Trust; however, any such
waiver will have no effect on
the Managers obligation to
pay the Sub-Adviser the
compensation provided for herein.
6. Non-Exclusivity.  The Manager
and the Series agree that
the services of the Sub-Adviser
are not to be deemed exclusive
and that the Sub-Adviser and its
affiliates are free to act as
investment manager and provide
other services to various
investment companies and other
managed accounts, except as the
Sub-Adviser and the Manager may
otherwise agree from time to time
in writing before or after the
date hereof.  This Agreement shall not
in any way limit or restrict the
Sub-Adviser or any of its directors,
officers, employees or agents
from buying, selling or trading
any securities or other investment
instruments for its or their own account
may be acting, provided that such
activities do not violate any
applicable laws, rules or regulations
or the Code of Ethics.  The Manager
and the Series recognize and agree
that the Sub-Adviser may provide
advice to or take action with respect
to other clients, which advice or
action, including the timing and
nature of such action, may differ
from or be identical to advice
given or action taken with respect
to the Series.  The Sub-Adviser
shall for all purposes hereof
be deemed to be an independent
contractor and shall, unless
otherwise provided or authorized,
have no authority to act for or
represent the Trust or the Manager
in any way or otherwise be deemed an
agent of the Trust or the Manager.
7. Liability and Indemnification.
a. Except as may otherwise be provided
by the 1940 Act or other federal
securities laws, neither the Sub-Adviser
nor any of its officers, directors,
employees or agents shall be subject
to any liability to the Manager,
the Trust, the Series or any
shareholder of the Series for
any error of judgment, any mistake of
law or any loss arising out of any
investment or other act or omission
in the course of, connected with,
or arising out of any service to be
rendered under this Agreement,
except by reason of willful
misfeasance, bad faith or
gross negligence in the performance
of the Sub-Advisers duties or by
reason of reckless disregard by the
Sub-Adviser of its obligations and
duties, including the Sub-Advisers
duties relating to the diligence
and analyses undertaken in
connection with investments
made by the Series.
b. The Trust agrees to indemnify out
of the assets of the Series each of
the Sub-Adviser and all of its officers,
directors and employees (each such entity
or person hereinafter referred to as a
Covered Person) against all liabilities
and expenses, including but not
limited to amounts paid in
satisfaction of judgments, in
compromise or as fines and penalties,
and counsel fees reasonably incurred by
any such Covered Person in connection
with the defense or disposition of any
action, suit or other proceeding,
whether civil or criminal, before any
court or administrative or legislative
body, in which such Covered Person may
be or may have been involved as a party or
otherwise or with which such Covered
Person may be or may have been
threatened, while in office or thereafter
by reason of any investment or other
alleged act or omission in the course
of, connected with or arising out of
any service to be rendered under
this Agreement, except with respect
to any matter as to which such
Covered Person shall have been
finally adjudicated in any such action,
suit or other proceeding not to have
acted in good faith in the reasonable
belief that such Covered Persons
action was in the best interests of
the Series, and except that no
Covered Person shall be indemnified
against any liability to which such
Covered Person would otherwise be
subject by reason of willful misfeasance,
bad faith, gross negligence or reckless
disregard of the Covered Persons
obligations and duties, including
the Covered Persons duties relating
to the diligence and analyses
undertaken in connection with
investments made by the Series.
Expenses, including counsel fees so
incurred by any such Covered Person,
may be paid from time to time by the
Trust in advance of the final
disposition of any such action,
suit or proceeding on the condition
that the amounts so paid shall be
repaid to the Trust if it is ultimately
determined that indemnification of such
expenses is not authorized under this
Section 7.b.
c. As to any matter disposed of by a
compromise payment by any such
Covered Person referred to in
Section 7.b. above, pursuant to
a consent decree or otherwise,
no such indemnification either
for said payment or for any other
expenses shall be provided unless
such compromise shall be
approved as in the best interests
of the Series, after notice that
it involved such indemnification,
(i) by a disinterested majority of
the trustees of the Trust then in office
or (ii) by a majority of the
disinterested trustees of the Trust
then in office; or (iii) by any disinterested
person or persons to whom the question may
be referred by the trustees of the Trust;
or (iv) by vote of shareholders of the
Series holding a majority of the shares
entitled to vote thereon, exclusive of
any shares beneficially owned by any
interested Covered Person; provided,
however, that such indemnification
would not protect such Covered
Person against any liability to
 which such Covered Person would
otherwise be subject by reason of
willful misfeasance, bad faith,
gross negligence or
reckless disregard of
the Covered Persons duties or obligations.
Approval by the trustees of the Trust
pursuant to clause (i) or
or persons pursuant to clause
(iii) of this Section 7.c.
shall not prevent the recovery from any
Covered Person of any amount paid as
indemnification to such Covered Person
in accordance with any of such clauses
if such Covered Person is subsequently
adjudicated by a court of competent
jurisdiction not to have acted in good faith
in the reasonable belief that such
Covered Persons action was in the best
interests of the Series or to have
been liable by reason of willful
misfeasance, bad faith, gross
negligence or reckless disregard
of the Covered Persons duties
or obligations.8. Effective Date
and Termination.
 This Agreement shall
 become effective as of
 the date of its execution, and
a. unless otherwise terminated,
this Agreement shall continue in
effect for two years from the date
of execution, and from year to year
thereafter so long as such continuance
is specifically approved at least annually
(i) by the Board of Trustees of the Trust
or by vote of a majority of the
outstanding voting securities of the
Series, and (ii) by vote of a majority
of the trustees of the Trust who are not
interested persons of the Trust, the
Manager or the Sub-Adviser, cast
in person at a meeting called for
the purpose of voting on such approval;
b. this Agreement may at any time be
terminated on sixty days written
notice to the Sub-Adviser by the Manager,
by vote of the Board of Trustees of
the Trust or by vote of a majority
of the outstanding voting securities
of the Series;
c. this Agreement may at any time be
terminated by the Sub-Adviser on one
hundred twenty days written notice
to the Manager and the Trust in the
event that, and only in the event that
the Manager consents in writing to
such termination; and
d. this Agreement shall automatically
terminate in the event of its assignment.
Termination of this Agreement
pursuant to this Section 8 shall
 be without the payment of any penalty.
9. Amendment.  This Agreement may be
amended at any time by mutual consent
of the Manager, the Board of Trustees of
the Trust and the Sub-Adviser, provided
that, if required by law, such amendment
shall also have been approved by vote of
a majority of the outstanding voting securities
of the Series and by vote of a majority of
the trustees of the Trust who are not
interested persons of the Trust, the
Manager or the Sub-Adviser, cast in
person at a meeting called for the
purpose of voting on such approval.
10. Certain Definitions.  For the purpose
of this Agreement, the terms vote of
a majority of the outstanding voting
securities, interested person,
affiliated person and assignment
shall have their respective meanings
defined in the 1940 Act, subject, however,
to such exemptions as may be granted by
the Securities and Exchange Commission
under the 1940 Act.
11. General.
a. If any term or provision of this
Agreement or the application thereof to any
person or circumstances is held to be
invalid,illegal or otherwise unenforceable
to any extent, then, to the fullest extent
permitted by law:  (i) such invalidity,
illegality or unenforceability shall
not affect any other
term or provision of this Agreement;
(ii) all other terms and provisions of this
Agreement shall remain in full force and
effect and shall be liberally construed
in order to carry out the intent of the
parties hereto as nearly as may be possible;
and (iii) the parties hereto shall use all
reasonable efforts to substitute a valid,
legal and enforceable provision which, insofar
as practicable, implements the purpose
and intents of this Agreement.
b. This Agreement shall be governed
by and interpreted in accordance
with the laws of the Commonwealth
of Massachusetts.
J.P. MORGAN INVESTMENT
MANAGEMENT INC.
By:
Title:
CADOGAN MANAGEMENT, L.L.C.
By:
Title:UM INVESTMENT TRUST
By:Name:
Title:
NOTICE
A copy of the Agreement and Declaration
of Trust establishing UM Investment Trust
(the Trust) is on file with the Secretary
of The Commonwealth of Massachusetts,
and notice is hereby given that this Agreement
is executed with respect to the Trusts
UM Multi-Strategy Fund series (the Series)
on behalf of the Trust by officers of the Trust
as officers and not individually and that the
obligations of or arising out of this Agreement
are not binding upon any of the trustees,
officers or shareholders individually but are
binding only upon the assets and property
belonging to the Series.